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                                                                    EXHIBIT 23.1

                               A.J. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                AND CONSULTANTS
                       3033 EAST 1/ST/ AVENUE, SUITE 201
                             DENVER, COLORADO 80206


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Form S-8 of Asset Equity Group, Inc. ("the Company") of our report dated May 17, 2001 on the consolidated financial statements of the Company
(FKA WorldNet Resource Group, Inc.) for the fiscal year ended December 31, 2000, which report appears in the Company's Annual Report on Form 10-KSB (File No. 0-28225) filed with the Securities and Exchange Commission.


                                            /s/ A.J. Robbins P.C.

                                            A.J. ROBBINS, P.C.
                                            CERTIFIED PUBLIC ACCOUNTANTS
                                              AND CONSULTANTS


Denver, Colorado
February 8, 2002